EXHIBIT 99.1

i3 Verticals Completes Two Acquisitions

Updates Guidance for Fiscal 2019

NASHVILLE, Tenn., March 04, 2019 (GLOBE NEWSWIRE) -- i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today announced the completion of two acquisitions.

Greg Daily, CEO of i3 Verticals, commented, “We are excited to announce completion of two acquisitions, one of which expands our markets in the Public Sector vertical and the other expands our integrated payment solutions into wireless internet service billing.  The combined purchase price for the two acquisitions was approximately $20 million.”

The acquisition in our Public Sector vertical provides regulatory software and services for state licensing boards such as pharmacy, nursing, medical examiners, and attorney generals, automating the processes for licensing applications, renewals, and payment processing, mainly in the Southeast.  The integrated payments business provides payment processing for recurring billing associated with wireless internet service providers, mostly in the Midwest.

“In our February 13 earnings release, we indicated that we had entered into three signed term sheets for potential acquisitions.  The acquisitions we are announcing today account for two of those deals.  The third potential acquisition, which is also in our Public Sector vertical, remains in the due diligence phase.  Our President, Rick Stanford, continues to source and execute high quality deals in attractive vertical markets.  We remain positive about expanding i3 Verticals through organic growth as well as additional acquisitions,” concluded Daily.

Revised 2019 Outlook
The Company is providing the following revised outlook for the fiscal year ending September 30, 2019, incorporating the projected financial impact of the two acquisitions we announced today:

(in thousands, except per share amounts)	Outlook Range
	Fiscal year ending September 30, 2019
Adjusted net revenue(1) (non-GAAP)	$124,000	-	$130,000
Adjusted EBITDA (non-GAAP)	$36,000	-	$38,000
Adjusted diluted earnings per share(2) (non-GAAP)	$0.85	-	$0.88

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  Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the 2019 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
  Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “2019 Outlook” above, adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share are non-GAAP financial measures.  Reconciliation of adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $11.7 billion in total payment volume for the 12 months ended December 31, 2018.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “outlook,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (ii) competition in the Company's industry and the ability to compete effectively; (iii) the dependence on non-exclusive distribution partners to market the Company's products and services; (iv) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (v) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (vi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (vii) reliance on third parties for significant services; (viii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (ix) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (x) the ability to successfully complete acquisitions and effectively integrate those acquisitions into the Company's services; (xi) degradation of the quality of the Company's products, services and support; (xii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xiii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xv) risks related to laws, regulations and industry standards; (xvi) the Company's indebtedness and potential increases in its indebtedness; (xvii) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xviii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2018. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson	Scott Meriwether
Chief Financial Officer	Senior Vice President - Finance
(615) 988-9890	(615) 942-6175
cwhitson@i3verticals.com	smeriwether@i3verticals.com